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Exhibit 10.20

$20,000,000.00

AMENDMENT NO. 1 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

originally dated as of March 25, 2004 by and among

THE ENSIGN GROUP, INC., ENSIGN WHITTIER WEST LLC,
ENSIGN WHITTIER EAST LLC, ENSIGN SANTA ROSA LLC, ENSIGN PANORAMA LLC,
ENSIGN SABINO LLC, ENSIGN SAN DIMAS LLC, ENSIGN MONTGOMERY LLC,
ENSIGN PALM I LLC, ENSIGN SONOMA LLC, ENSIGN CLOVERDALE LLC,
ENSIGN WILLITS LLC, ENSIGN PLEASANTON LLC,
24TH STREET HEALTHCARE ASSOCIATES LLC,
GLENDALE HEALTHCARE ASSOCIATES LLC,
ATLANTIC MEMORIAL HEALTHCARE ASSOCIATES, INC.,
ROSE PARK HEALTHCARE ASSOCIATES, INC.,
LEMON GROVE HEALTH ASSOCIATES LLC,
PRESIDIO HEALTH ASSOCIATES LLC, BELL VILLA CARE ASSOCIATES LLC,
DOWNEY COMMUNITY CARE LLC, COSTA VICTORIA HEALTHCARE LLC,
WEST ESCONDIDO HEALTHCARE LLC, REDBROOK HEALTHCARE ASSOCIATES LLC,
HB HEALTHCARE ASSOCIATES LLC, NORTH MOUNTAIN HEALTHCARE LLC,
PARK WAVERLY HEALTHCARE LLC, SUNLAND HEALTH ASSOCIATES LLC,
VISTA WOODS HEALTH ASSOCIATES LLC, CITY HEIGHTS HEALTH ASSOCIATES LLC,
CLAREMONT FOOTHILLS HEALTH ASSOCIATES LLC,
C STREET HEALTH ASSOCIATES LLC, VICTORIA VENTURA HEALTHCARE LLC
(collectively, "Continuing Borrower")

RADIANT HILLS HEALTH ASSOCIATES LLC, HIGHLAND HEALTHCARE LLC,
GATE THREE HEALTHCARE LLC, SOUTHLAND MANAGEMENT LLC,
MANOR PARK HEALTHCARE LLC, NORTHERN OAKS HEALTHCARE, INC.,
SALADO CREEK SENIOR CARE, INC., MCALLEN COMMUNITY HEALTHCARE, INC.,
WELLINGTON HEALTHCARE, INC.
(collectively, "New Borrower")

ENSIGN HIGHLAND LLC
("Withdrawing Borrower")

and

GENREAL ELECTRIC CAPITAL CORPORATION
("Lender")

Amended as of December 3, 2004

AMENDMENT NO. 1 TO AMENDED AND

RESTATED LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of this 3rd, day of December, 2004, by and among THE ENSIGN GROUP, INC., a Delaware corporation, ENSIGN HIGHLAND LLC, a Nevada limited liability company, ENSIGN WHITTIER WEST LLC, a Nevada limited liability company, ENSIGN WHITTIER EAST LLC, a Nevada limited liability company, ENSIGN SANTA ROSA LLC, a Nevada limited liability company, and ENSIGN PANORAMA LLC, a Nevada limited liability company, ENSIGN SABINO LLC, a Nevada limited liability company, ENSIGN SAN DIMAS LLC, a Nevada limited liability company, ENSIGN MONTGOMERY LLC, a Nevada limited liability company, ENSIGN CLOVERDALE LLC, a Nevada limited liability company, ENSIGN PALM I LLC, a Nevada limited liability company, ENSIGN SONOMA LLC, a Nevada limited liability company, ENSIGN WILLITS LLC, a Nevada limited liability company, ENSIGN PLEASANTON LLC, a Nevada limited liability company, 24th STREET HEALTHCARE ASSOCIATES LLC, a Nevada limited liability company, GLENDALE HEALTHCARE ASSOCIATES LLC, a Nevada limited liability company, ATLANTIC MEMORIAL HEALTHCARE ASSOCIATES, INC., a Nevada corporation, and ROSE PARK HEALTHCARE ASSOCIATES, INC., a Nevada corporation, LEMON GROVE HEALTH ASSOCIATES LLC, a Nevada limited liability company, PRESIDIO HEALTH ASSOCIATES LLC, a Nevada limited liability company, BELL VILLA CARE ASSOCIATES LLC, a Nevada limited liability company, DOWNEY COMMUNITY CARE LLC, a Nevada limited liability company, COSTA VICTORIA HEALTHCARE LLC, a Nevada limited liability company, WEST ESCONDIDO HEALTHCARE LLC, a Nevada limited liability company, REDBROOK HEALTHCARE ASSOCIATES LLC, a Nevada limited liability company, HB HEALTHCARE ASSOCIATES LLC, a Nevada limited liability company, NORTH MOUNTAIN HEALTHCARE LLC, a Nevada limited liability company, PARK WAVERLY HEALTHCARE LLC, a Nevada limited liability company, SUNLAND HEALTH ASSOCIATES LLC, a Nevada limited liability company, VISTA WOODS HEALTH ASSOCIATES LLC, a Nevada limited liability company, CITY HEIGHTS HEALTH ASSOCIATES LLC, a Nevada limited liability company, CLAREMONT FOOTHILLS HEALTH ASSOCIATES LLC, a Nevada limited liability company, C STREET HEALTH ASSOCIATES LLC, a Nevada limited liability company, and VICTORIA VENTURA HEALTHCARE LLC, a Nevada limited liability company (collectively, "Continuing Borrower"), RADIANT HILLS HEALTH ASSOCIATES LLC, a Nevada limited liability company, HIGHLAND HEALTHCARE LLC, a Nevada limited liability company, GATE THREE HEALTHCARE LLC, a Nevada limited liability company, SOUTHLAND MANAGEMENT LLC, Nevada limited liability company, MANOR PARK HEALTHCARE LLC, a Nevada limited liability company, NORTHERN OAKS HEALTHCARE, INC., a Nevada corporation, SALADO CREEK SENIOR CARE, INC., a Nevada corporation, McALLEN COMMUNITY HEALTHCARE, INC., a Nevada corporation, WELLINGTON HEALTHCARE, INC., a Nevada corporation (collectively "New Borrower", and together with Continuing Borrower, "Borrower"), ENSIGN HIGHLAND LLC, a Nevada limited liability company ("Withdrawing Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender").

RECITALS

        A.    Pursuant to that certain Amended and Restated Loan and Security Agreement dated as of March 25, 2004 by and between Continuing Borrower and Lender (as amended, modified and restated from time to time, the "Loan Agreement"), the parties have established certain financing arrangements that allow funds to be borrowed from Lender in accordance with the terms and conditions set forth in the Loan Agreement.

        B.    Continuing Borrower and New Borrower have requested that the proceeds of the Loan be made available to New Borrower.

        C.    The entity designated above as "Withdrawing Borrower" is not an operating entity and desires to withdraw as a borrower under the Loan Agreement. Lender, Continuing Borrower, New Borrower and Withdrawing Borrower have agreed that Withdrawing Borrower shall no longer be a party to the Loan Agreement.

        D.    The parties now desire to amend the Loan Agreement in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed to the following amendments to the Loan Agreement. Capitalized terms used but not defined in this Amendment shall have the meanings that are set forth in the Loan Agreement.

        1.     Addition of New Borrower. Continuing Borrower, New Borrower and Lender agree that, upon satisfaction of the conditions set forth herein, New Borrower shall constitute a "Borrower" for purposes of, and as defined in, the Loan Agreement and all other Loan Documents. Accordingly, New Borrower hereby agrees to be bound, jointly and severally, by all of the conditions, covenants, representations, warranties, and other agreements set forth in the Loan Agreement, and hereby agrees to promptly execute all further documentation required by Lender to be executed by New Borrower, consistent with the terms of the Loan Agreement.

        2.     Withdrawal of Withdrawing Borrower. Withdrawing Borrower shall no longer be party to the Loan Agreement or any of the other Loan Documents and will not be bound, by any of the conditions, covenants, representations, warranties, and other agreements set forth in the Loan Agreement or any of the other Loan Documents. Withdrawing Borrower shall remain an obligated party under that certain Amended and Restated Loan Agreement dated as of December     , 2004, as amended, among Sky Holdings AZ LLC, Terrace Holdings AZ LLC, Withdrawing Borrower and Valley Health Holdings LLC, as mortgage borrowers, and Lender, as lender.

        3.     Amendment to Section 1.47. Section 1.47 of the Loan Agreement is hereby amended by deleting the existing Section 1.47 in its entirety and by inserting in lieu thereof the following new Section 1.47:

Section 1.47. Real Estate Borrower. "Real Estate Borrower" means, collectively, Sky Holdings AZ LLC, Terrace Holdings AZ LLC, Ensign Highland LLC and Valley Health Holdings LLC, as mortgage borrowers under that certain Amended and Restated Loan Agreement dated as of December    , 2004, as amended, among such mortgage borrowers and Lender.

        4.     Amendment to Section 1.48. Section 1.48 of the Loan Agreement is hereby amended by deleting the existing Section 1.48 in its entirety and by inserting in lieu thereof the following new Section 1.48:

Section 1.48. Real Estate Loan Documents. "Real Estate Loan Documents" shall mean that certain Amended and Restated Loan Agreement dated as of December    , 2004, as amended, among Sky Holdings AZ LLC, Terrace Holdings AZ LLC, Ensign Highland LLC and Valley Health Holdings LLC, as mortgage borrowers, and Lender, as lender, and all instruments and documents executed in connection with such loan made pursuant thereto, as such documents and instruments may be amended from time to time.

        5.     Amendment to Section 2.1(e). Section 2.1(e) of the Loan Agreement is hereby amended by deleting from the eleventh (11) line thereof, relating to the condition with respect to annualized Net Operating Income, the words "Two Million Five Hundred Fifty Thousand and No/100 Dollars

($2,550,000.00)" and by inserting in lieu thereof the words "Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00)".

        6.     New Facilities. The following new facilities (the "New Facility") operated by New Borrower shall be added to the Borrowing Base:

North Mountain Medical & Rehabilitation Center 9155 North 3rd Street Phoenix, Arizona (operated by Radiant Hills Health Associates LLC)	Highland Manor Health & Rehabilitation Center 4635 North 14th Street Phoenix, Arizona (operated by Highland Healthcare LLC)
Palm Terrace Rehab & Healthcare Center 24692 Calle Aragon Laguna Hills, California (operated by Gate Three Healthcare LLC)	Southland and Southland Home 11701 Studebaker Road Norwalk, California (operated by Southland Management LLC)
Park Manor Rehabilitation Center 1710 Plaza Way Walla Walla, Washington (operated by Manor Park Healthcare LLC)	Northern Oaks Living & Rehabilitation Center 2722 Old Anson Road Abilene, Texas (operated by Northern Oaks Healthcare, Inc.)
Salado Creek Living & Rehabilitation Center 603 Corinne Drive San Antonio, Texas (operated by Salado Creek Senior Care, Inc.)	The Village Care Center 615 North Ware Road McAllen, Texas (operated by McAllen Community Healthcare, Inc.)
Wellington Place Living & Rehabilitation Center 1802 South 31st Street Temple, Texas (operated by Wellington Healthcare, Inc.)

        7.     Grant by New Borrower of Security Interest. Consistent with the intent of the parties, New Borrower hereby grants to Lender a continuing first priority lien on and security interest in, upon, and to the Collateral, pursuant to and in accordance with the terms of Article III of the Loan Agreement, as follows:

          (a)   All of Borrower's now-owned and hereafter acquired or arising Accounts, accounts receivable and rights to payment of every kind and description, and all of Borrower's contract rights, chattel paper, documents and instruments with respect thereto, and all of Borrower's rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance;

          (b)   All moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, in transit to, in possession of, or under the control of Lender or a bailee or Affiliate of Lender, from or for Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Borrower's deposits (general or special), balances, sums and credits with Lender at any time existing;

          (c)   All of Borrower's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods;

          (d)   All of Borrower's now owned or hereafter acquired deposit accounts into which Accounts are deposited, including the Lockbox Account;

          (e)   All of Borrower's now owned and hereafter acquired or arising general intangibles and other property of every kind and description with respect to, evidencing or relating to its Accounts, accounts receivable and other rights to payment, including, without limitation, all existing and future customer lists, choses in action, claims, books, records, ledger cards, contracts, licenses, formulae, tax and other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer programs, information, software, records, and data, as the same relates to the Accounts;

          (f)    All of Borrower's other general intangibles (including, without limitation, any proceeds from insurance policies after payment of prior interests), patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of Borrower thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof;

          (g)   All of Borrower's now owned or hereafter acquired inventory of every description which is held by Borrower for sale or lease or is furnished by Borrower under any contract of service or is held by Borrower as raw materials, work in process or materials used or consumed in a business, wherever located, and as the same may now and hereafter from time to time be constituted, together with all cash and non-cash proceeds and products thereof;

          (h)   All of Borrower's now owned or hereafter acquired machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor, and all cash and non-cash proceeds and products thereof; and

          (i)    The proceeds (including, without limitation, insurance proceeds) of all of the foregoing.

        8.     Confirmation of Representations and Warranties. Borrower hereby (a) confirms that all of the representations and warranties set forth in Article IV of the Loan Agreement are true and correct, and (b) specifically represents and warrants to Lender that it has good and marketable title to all of its respective Collateral, free and clear of any lien or security interest in favor of any other person or entity, except as identified in Schedule 1.38 and Schedule 4.19 to the Loan Agreement, each as updated, and as otherwise permitted pursuant to the Loan Agreement.

        9.     Effective Date. This Amendment shall be effective upon:

          (a)   Borrower shall have delivered to Lender, in each case executed by a duly authorized member and/or officer of each Borrower, this Amendment and a Second Amended and Restated Promissory Note in a form satisfactory to Lender (which shall be considered to be the "Note" referred to in the Loan Agreement); and

          (b)   Lender shall have received and approved:

            (i)    A duly enacted Resolution or Consent of Member from each New Borrower authorizing the execution, delivery and performance of the Loan Documents and the borrowing of the Loan under the Loan Documents, as well as the an Incumbency Certificate containing the names and signatures of the officers of the sole member of New Borrower authorized to execute documents on its behalf in connection with the Loan, all as also certified as of the date of this Amendment by New Borrower's chief financial officer, or equivalent, and such other papers as Lender may reasonably require;

            (ii)   copies, certified as true, correct and complete by the sole member of each New Borrower, of the certificate of organization of each New Borrower, with any amendments to any of the foregoing, and all other documents necessary for performance of the obligations of New Borrower under this Amendment, the Loan Agreement and the other Loan Documents;

            (iii)  financing statement, tax lien and pending litigation search results with respect to each New Borrower and the New Facilities;

            (iv)  an updated Borrowing Base Certificate which includes calculations with respect to each New Borrower and the New Facilities;

            (v)   complete copies of the relevant executed purchase agreement, lease agreement, sublease agreement, management agreement, license, permit and Medicare and Medicaid provider agreements evidencing the New Borrowers' right to own and/or operate (whether by lease, sublease, assignment of lease, management agreement or deed) the New Facilities;

            (vi)  updated Schedules to the Loan Agreement, as described below;

            (vii) landlord estoppel certificates executed by each landlord for the New Facilities;

            (viii) a fully executed Amendment to Four Party Lockbox Agreement;

            (ix)  an Amended and Restated Certificate of Validity;

            (x)   Confirmation and Assignment Agreement in respect of Accounts generated at the New Facilities, if necessary;

            (xi)  insurance certificates for the New Facilities naming Lender as an additional insured; and

            (xii) such additional information, documents and certifications as Lender shall reasonably deem necessary.

Notwithstanding the foregoing, the items listed in clauses (iii), (iv), (v), (vii), (x) and (xi) may be delivered after the effective date of this Amendment with respect to one or more of the Facilities; provided that Accounts of such Facilities shall not be included within the Borrowing Base until such items are delivered to Lender's satisfaction.

        10.   Updated Schedules. As a condition precedent to Lender's agreement to enter into this Amendment, and in order for this Amendment to be effective, Borrower shall revise, update and deliver to Lender all Schedules to the Loan Agreement to (a) reflect updated and accurate information with respect to New Borrower, and (b) to update all other information as necessary to make the Schedules previously delivered correct. Borrower hereby represents and warrants that the information set forth on the attached Schedules is true and correct as of the date of this Amendment. The attached Schedules are hereby incorporated into the Loan Agreement as if originally set forth therein.

        11.   Enforceability. This Amendment constitutes the legal, valid and binding obligation of each Borrower and is enforceable against each such Borrower in accordance with its terms.

        12.   Reference to the Effect on the Loan Agreement.

          (a)   Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment.

          (b)   Except as specifically amended above, the Loan Agreement and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c)   The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement or any other documents, instruments and agreements executed or delivered in connection with the Loan Agreement.

          (d)   This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Loan Agreement.

        13.   Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Maryland.

        14.   Headings. Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        15.   Counterparts. This Amendment may be executed in counterparts, and such counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURES FOLLOW]

        IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Amendment to be executed as of the date first written above.

LENDER:
GE HFS HOLDINGS, INC. f/k/a Heller Healthcare Finance, Inc. a Delaware corporation
		By:	/s/ Debra Owen
		Name:	DEBRA OWEN
		Title:	DULY AUTHORIZED SIGNATORY
ATTEST/WITNESS		CONTINUING BORROWER THE ENSIGN GROUP, INC. a Delaware corporation
By:	/s/ Alan J. Norman Alan J. Norman Vice President	By:	/s/ Christopher R. Christensen Christopher R. Christensen President

ENSIGN WHITTIER WEST LLC
ENSIGN WHITTIER EAST LLC
ENSIGN SANTA ROSA LLC
ENSIGN PANORAMA LLC
ENSIGN SAN DIMAS LLC
ENSIGN SABINO LLC
ENSIGN MONTGOMERY LLC
ENSIGN CLOVERDALE LLC
ENSIGN PALM I LLC
ENSIGN SONOMA LLC
ENSIGN WILLITS LLC
ENSIGN PLEASANTON LLC
24th STREET HEALTHCARE ASSOCIATES LLC
GLENDALE HEALTHCARE ASSOCIATES LLC
each, a Nevada limited liability company
		By:	The Ensign Group, Inc. Its Sole Member
ATTEST/WITNESS
By:	/s/ Alan J. Norman Alan J. Norman Vice President	By:	/s/ Christopher R. Christensen Christopher R. Christensen President
ATLANTIC MEMORIAL HEALTHCARE ASSOCIATES, INC. ROSE PARK HEALTHCARE ASSOCIATES, INC.
ATTEST/WITNESS
each, a Nevada corporation
By:	/s/ Alan J. Norman Alan J. Norman Vice President	By:	/s/ Christopher R. Christensen Christopher R. Christensen President

LEMON GROVE HEALTH ASSOCIATES LLC
PRESIDIO HEALTH ASSOCIATES LLC
BELL VILLA CARE ASSOCIATES LLC
DOWNEY COMMUNITY CARE LLC
COSTA VICTORIA HEALTHCARE LLC
WEST ESCONDIDO HEALTHCARE LLC
REDBROOK HEALTHCARE ASSOCIATES LLC
HB HEALTHCARE ASSOCIATES LLC
NORTH MOUNTAIN HEALTHCARE LLC
PARK WAVERLY HEALTHCARE LLC
SUNLAND HEALTH ASSOCIATES LLC
VISTA WOODS HEALTH ASSOCIATES LLC
CITY HEIGHTS HEALTH ASSOCIATES LLC
CLAREMONT FOOTHILLS HEALTH ASSOCIATES LLC
C STREET HEALTH ASSOCIATES LLC
VICTORIA VENTURA HEALTH CARE LLC
each, a Nevada limited liability company
ATTEST/WITNESS
		By:	The Ensign Group, Inc. Its Sole Member
By:	/s/ Alan J. Norman Alan J. Norman Vice President	By::	/s/ Christopher R. Christensen Christopher R. Christensen President

NEW BORROWER:
RADIANT HILLS HEALTH ASSOCIATES LLC HIGHLAND HEALTHCARE LLC GATE THREE HEALTHCARE LLC SOUTHLAND MANAGEMENT LLC MANOR PARK HEALTHCARE LLC
each, a Nevada limited liability company
ATTEST/WITNESS
		By:	The Ensign Group, Inc. Its Sole Member
By:	/s/ Alan J. Norman Alan J. Norman Vice President	By:	/s/ Christopher R. Christensen Christopher R. Christensen President
NORTHERN OAKS HEALTHCARE, INC. SALADO CREEK SENIOR CARE, INC. MCALLEN COMMUNITY HEALTHCARE, INC. WELLINGTON HEALTHCARE, INC.
ATTEST/WITNESS		each, a Nevada corporation
By:	/s/ Alan J. Norman Alan J. Norman Vice President	By:	/s/ Christopher R. Christensen Christopher R. Christensen President
WITHDRAWING BORROWER:
ENSIGN HIGHLAND LLC a Nevada limited liability company
ATTEST/WITNESS		By:	The Ensign Group, Inc. Its Sole Member
By:	/s/ Alan J. Norman Alan J. Norman Vice President	By:	/s/ Christopher R. Christensen Christopher R. Christensen President

LIST OF SCHEDULES

Schedule 1.39	—	Permitted Liens
Schedule 4.1	—	Subsidiaries
Schedule 4.5	—	Litigation
Schedule 4.13	—	Non-Compliance with Law
Schedule 4.14	—	Environmental Matters
Schedule 4.15	—	Places of Business with patient census
Schedule 4.16	—	Licenses
Schedule 4.17	—	Stock Ownership
Schedule 4.19	—	Borrowings and Guarantees
Schedule 4.21	—	Trade Names
Schedule 4.22	—	Joint Ventures
Schedule 7.12	—	Transactions with Affiliates

SCHEDULES TO AMENDMENT NO. 1 TO
AMENDED & RESTATED LOAN AGREEMENT
(No. 14)

Sched	Description	Matters Covered
1.38	Permitted Liens:	(i) Landlord's liens, both statutory and contractual, contained in or created by the various leases, security agreement, pledges and related documentation covering the locations described in Schedule 4.15, but only to the extent that such liens are contractually subordinated to Lender's liens and security interests pursuant to agreements between Lender and such landlords that are satisfactory to Lender

(ii) (a) The lien of the Deed of Trust and Assignment of Rents by and between Ensign Southland LLC as Trustor and Continental Wingate Associates, Inc. as Beneficiary, affecting the California Property and recorded January 30, 2001 at Document No. 01-0161647 in the office of the Los Angeles County Recorder, securing indebtedness in the original principal amount of $7,455,100, and (b) the lien of the Leasehold Deed of Trust with Assignment of Rents as Additional Security by and between Ensign Santa Rosa LLC as Trustor and Berryman Health, Inc. as Beneficiary, affecting the leasehold for Summerfield Convalescent Hospital and recorded September 22, 2000 at Document No. 2000096596 in the office of the Sonoma County Recorder, securing seller carryback indebtedness in the original principal amount of $252,413.44, as well as the corresponding Security Agreement dated July 1, 2000 covering the same obligations and assets and the accompanying UCC-1 filed September 11, 2000 at Document No. 0026260342 in the office of the California Secretary of State; and (c) the lien of the Deed of Trust, Assignment of Rents Security Agreement and Fixture Financing Statement by and between Sky Holdings AZ LLC as Trustor and General Electric Capital Corporation as Agent for the Lenders identified in the corresponding Loan Agreement as Beneficiary, affecting the Desert Sky Facility located at 5125 N. 58th, Avenue, Glendale, Arizona, and recorded March 25, 2004 at Document No. 2004-0305693 in the office of the Maricopa County Recorder, securing indebtedness in the original principal amount of $12,400,000 (to be increased to $18,400,000 concurrently with the execution of this Amendment); (d) the lien of the Deed of Trust, Assignment of Rents Security Agreement and Fixture Financing Statement by and between Terrace Holdings AZ LLC as Trustor and General Electric Capital Corporation as Agent for the Lenders identified in the corresponding Loan Agreement as Beneficiary, affecting the Desert Terrace Facility located at 2509 N. 24th Street, Phoenix, Arizona, and recorded March 25, 2004 at Document No. 2004-0305689 in the office of the Maricopa County Recorder, securing indebtedness in the original principal amount of $12,400,000 (to be increased to $18,400,000 concurrently with the execution of this Amendment); and (e) the lien of the Deed of Trust, Assignment of Rents Security Agreement and Fixture Financing Statement by and between Ensign Highland LLC as Trustor and General Electric Capital Corporation as Agent for the Lenders identified in the corresponding Loan Agreement as Beneficiary, affecting the Highland Manor Facility located at 4635 N. 14th Street, Phoenix, Arizona, and recorded March 25, 2004 at Document No. 2004-0305691 in the office of the Maricopa County Recorder, securing indebtedness in the original principal amount of $12,400,000 (to be increased to $18,400,000 concurrently with the execution of this Amendment); and (f) the lien of the Deed of Trust and Security Agreement by and between The Mary Jane Lindsay Living Trust, Mary Jane Lindsay, Trustee and Northern Life Insurance Company, affecting the Catalina Facility located at 2611 North Warren Avenue, Tucson, Arizona, as recorded March 31, 1995 in Pima County Recorder Docket No. 10012 at Page 870, as assumed by Presidio Health Associates LLC by Assignment, Assumption and Amendatory Agreement recorded May 16, 2003 at Pima County Recorder Doc. No. 03- .

(iii) Liens permitted to be created by Sections 6.23 and 7.1(d) of the Loan Agreement.
4.1	Subsidiaries:
Original Borrower is the sole Member of Ensign Highland LLC, Highland Healthcare LLC, Ensign Whittier East LLC, Ensign Whittier West LLC, Ensign Santa Rosa LLC, Ensign Panorama LLC, Ensign Sabina LLC, Ensign San Dimas LLC (formerly Ensign Arden LLC), Ensign Montgomery LLC (formerly Ensign Jackson LLC), Ensign Southland LLC, Southland Management LLC, Ensign Bellflower LLC, Ensign Palm I LLC, Ensign Cloverdale LLC, Ensign Sonoma LLC, Ensign Willits LLC, Ensign Pleasanton LLC, Sky Holdings AZ LLC, Glendale Healthcare Associates LLC, Terrace Holdings AZ LLC, 24th Street Healthcare Associates LLC, Manor Park Healthcare LLC, Moenium Holdings LLC, Brown Road Senior Housing LLC, Greenfields Assisted Living LLC, Lemon Grove Health Associates LLC, Rillito Holdings LLC, Presidio Health Associates LLC, Bell Villa Care Associates LLC, Downey Community Care LLC, Costa Victoria Healthcare LLC, West Escondido Healthcare LLC, Redbrook Healthcare Associates LLC, HB Healthcare Associates LLC, Adipiscor LLC, North Mountain Healthcare LLC, Park Waverly Healthcare LLC, Sunland Health Associates LLC, Permunitum LLC, Vista Woods Health Associates LLC, City Heights Health Associates LLC, Claremont Foothills Health Associates LLC, C Street Health Associates LLC, Victoria Ventura Healthcare LLC, Radiant Hills Health Associates LLC, Valley Health Holdings LLC, and Gate Three Healthcare LLC, and is also the sole shareholder of Atlantic Memorial Healthcare Associates, Inc., Rose Park Healthcare Associates, Inc., Ensign Facility Services, Inc., Salado Creek Senior Care, Inc., Wellington Healthcare Inc., McAllen Community Healthcare, Inc. and Northern Oaks Healthcare, Inc all of which are currently active and doing business. Original Borrower is also the sole Member of Ensign Bellflower LLC, Ensign Napa LLC, Mountainview Communitycare LLC, Walnut Grove Campuscare LLC, Ramon Healthcare Associates, Inc., East Escondido Health Associates LLC, Meadowbrook Health Associates LLC, Long Beach Senior MultiCare LLC, Long Beach Health Associates LLC and Cedar Avenue Holdings LLC, all entities formed by Original Borrower to facilitate concluded, failed, pending or future transactions.
4.5	Pending or Threatened Litigation:
There is currently no pending or threatened litigation which the Borrower believes would materially threaten Borrower's viability or ability to repay the Obligations; further, all claims pending or threatened against the Borrower are either covered by insurance or, to the extent they are not, Borrower believes it has accrued adequate reserves in connection therewith.

4.8	Defaults:	Relating to the representations in Section 4.8 of the Loan Agreement, and without admitting any default, reference is made to Schedule 4.5 above.
4.13	Non-compliance With Law:	To the best of the actual knowledge of the officers of Borrower, there does not currently exist any material non-compliance with applicable laws.
4.14	Environmental Matters:
To the best of the actual knowledge of the officers of original Borrower, there are no material adverse environmental matters associated with any of the Texas, Arizona, California or Washington properties.
4.15	Places of Business with patient census:	See consolidated Schedule 4.15(a)/4.16 and Schedule 4.15(b) at the end of this Exhibit A.
4.16	Licenses:	The entity which currently holds or possesses the right to use the operating license for each of the facilities is as shown in consolidated Schedule 4.15(a)/4.16.
4.17	Stock Ownership:	See separate schedule at the end of this Exhibit A.
4.19	Borrowings:	Other than normal trade creditors, some or all of the entities comprising the Borrower are currently indebted to the following creditors in the following manners and amounts:
a. General Electric Capital Corporation; $20,000,000 Revolving Credit Facility for working capital.

b. General Electric Capital Corporation; $12,400,000 Arizona Term Loan secured by Deeds of Trust encumbering (i) Ensign Highland LLC's Highland Manor facility in Phoenix, Arizona, (ii) Sky Holdings AZ LLC's Desert Sky Health Center & Assisted living in Glendale, Arizona, and (iii) Terrace Holdings AZ LLC's Desert Terrace Nursing & Rehabilitation Center in Phoenix, Arizona. (to be increased to $18,400,000 concurrently with the execution and delivery of the within Amendment to the Original Loan Agreement).

c. Continental Wingate Associates, Inc.; $7,455,100 HUD-insured Loan secured by a Deed of Trust and Assignment of Rents on Ensign Southland LLC's Southland Care Center & Home facility, Norwalk, California.
e. Berryman Health, Inc.; $252,413.44 Carryback Promissory Note secured by Leasehold Deed of Trust and Security Agreement and Financing Statement on Summerfield Convalescent Hospital Lease.

f. Reliastar Life Insurance Company, as successor by merger to Northern Life Insurance Company; $2,051,824.69 secured loan balance upon assumption of Deed of Trust and Security Agreement encumbering Rillito Holdings LLC's Catalina Care Center in Tucson, Arizona.

g. Larry Santora as Successor Trustee of the Mary Jane Lindsay Living Trust darted July 26, 1993; $331,061.76 Carryback Promissory Note secured by second-position Deed of Trust on Rillito Holdings LLC's Catalina Care Center in Tucson, Arizona.

4.20	Labor Disputes:
A union organizing election was held at Sonoma Healthcare Center in May, 2002 at which a majority of the approximately 60 employees classified as Housekeeping, Laundry and CNAs voted to have union representation from SEIU Local 250. On August 30, 2004, the National Labor Relations Board certified the union. The union has requested bargaining, but bargaining has not yet begun. Due to irregularities in the voting procedures during the election, the certification may be further appealable. In the meantime, the SEIU has published statements critical of Sonoma Healthcare Center, The Ensign Group and other Ensign affiliates, and has filed two B&P §17200 suits against the facility, and has filed various unfair labor practice charges, all in an effort to coerce the facility into waiving its appeal rights. One § 17200 suit was settled for a nominal amount, and all ULP charges except one that the facility settled by merely posting a notice were either dropped by the union at the NLRB's behest or resulted in findings in the facility's favor. Operations at the facility and throughout the company have not been materially disrupted by union issues at any time since the original organizing election.
4.22	Joint Ventures:	None
7.12	Transactions with Affiliates:
Lease between Ensign Highland LLC as Landlord and Highland Healthcare LLC as Tenant for Highland Manor; formation and capitalization of Ensign Southland LLC, and the conveyance of Southland Care Center and Home thereto in connection with the HUD-insured refinancing of that facility; Lease between Ensign Southland LLC as Landlord and Southland Management LLC as Tenant for Southland Care Center & Home; Lease between Terrace Holdings AZ LLC as Landlord and 24th Street Healthcare Associates LLC as Tenant for Desert Terrace Nursing and Rehabilitation Center; Lease between Sky Holdings AZ LLC as Landlord and Glendale Healthcare Associates LLC as Tenant for Desert Sky Health Center & Assisted Living; Lease between Rillito Holdings LLC as Landlord and Presidio Health Associates LLC as Tenant for Catalina Care Center; Sublease between Moenium Holdings LLC as Sublandlord and Bell Villa Care Associates LLC as Subtenant for Rose Villa Healthcare Center; Sublease between Moenium Holdings LLC as Sublandlord and Downey Community Care LLC as Subtenant for Brookfield Healthcare Center; Sublease between Adipiscor LLC as Sublandlord and North Mountain Healthcare LLC as Subtenant for Coronado Care Center; Sublease between Adipiscor LLC as Sublandlord and Park Waverly Healthcare LLC as Subtenant for Waverly Park Healthcare Center; Sublease between Adipiscor LLC as Sublandlord and Sunland Health Associates LLC as Subtenant for East Mesa Care Center; Sublease between Permunitum LLC as Sublandlord and Vista Woods Health Associates LLC as Subtenant for Vista Knoll Specialized Care Center; Sublease between Permunitum LLC as Sublandlord and City Heights Health Associates LLC as Subtenant for Arroyo Vista Healthcare Center; Sublease between Permunitum LLC as Sublandlord and Claremont Foothills Health Associates LLC as Subtenant for Claremont Care Center; Lease between Valley Health Holdings LLC as Landlord and Radiant Hills Health Associates LLC as Tenant for North Mountain Medical and Rehabilitation Center.
---Schedules 4.15(a)/4.16, 4.15(b) and 4.17 follow---

Second Amendment & Restatement to Loan and Security Agreement (No. 14)
Consolidated Schedule 4.15(a)/4.16

Places of Business with Trade Names, Licensee and Record Owner Data
(as of November 1, 2004)
(See separate Schedule 4.15(b) for Census Data)

The Ensign Group, Inc. Ensign Facility Services, Inc. 27101 Puerta Real, Suite 450 Mission Viejo, CA 92691 Record Owner: Mission Ridge Associates, L.L.C.	Royal Court Healthcare (fka Berryman Health Whittier West) 12385 E. Washington Blvd. Whittier, CA 90606 Licensee: Ensign Whittier West LLC Record Owner: Whittier West, L.L.C.
Southland Care Center and Home 11701 Studebaker Road Norwalk, CA 90659 Licensee: Southland Management LLC Record Owner: Ensign Southland LLC	Whittier Hills Healthcare Center (fka Berryman Health Whittier East) 10426 Bogardus Avenue Whittier CA, 90603 Licensee: Ensign Whittier East LLC Record Owner: Whittier East, L.L.C.
The Village Care Center 615 North Ware Road McAllen, TX 78501 Licensee: McAllen Community Healthcare, Inc. Record Owner: James F. Cotter	Summerfield Healthcare Center 1280 Summerfield Road Santa Rosa, CA 95405 Licensee: Ensign Santa Rosa LLC Record Owner: Summerfield Development Co.
Wellington Place Healthcare Center (fka Camlu Care Center Temple) 1802 South 31st Street Temple, TX 76504 Licensee: Wellington Healthcare, Inc. Record Owner: James F. Cotter	Salado Creek Living & Rehab Center (fka Camlu Care Center San Antonio) 603 Corrine San Antonio, TX 78218 Licensee: Salado Creek Senior Care, Inc. Record Owner: James F. Cotter
Panorama Gardens 9541 Van Nuys Boulevard Panorama City, CA 91402 Licensee: Ensign Panorama LLC Record Owner: Vannovi Properties, LLC	Sabino Canyon Rehab & Care Center 5830 E. Pima Street Tucson, AZ 85712 Licensee: Ensign Sabino LLC Record Owner: Tucson-Cal Associates, LLC
Northern Oaks Nursing and Rehab Center 2722 Old Anson Road Abilene, TX 79603 Licensee: Northern Oaks Healthcare, Inc. Record Owner: James F. Cotter	Arbor Glen Care & Living Center (fka Glendora Care & Living Center) 1130 East Arrow Highway Glendora, CA 91740 Licensee: Ensign San Dimas LLC Record Owner: Health Care Investors III
Park Manor Convalescent Center 1710 Plaza Way Walla Walla, Washington 99362 Licensee: Manor Park Healthcare LLC Record Owner: Health Care Property Investors, Inc.	Park View Gardens at Montgomery 3571 Montgomery Drive Santa Rosa, CA 95405 Licensee: Ensign Montgomery LLC Record Owner: Health Care REIT, Inc.

Highland Manor Health & Rehab Center 4635 N. 14th Street Phoenix, Arizona 85014 Licensee: Highland Healthcare LLC Record Owner: Ensign Highland LLC	Premier Care & Rehabilitation Center 2990 East Ramon Road Palm Springs, CA 92262 Licensee: Ensign Palm I LLC Record Owner: Coachella House, Inc.
Northbrook Healthcare Center (fka Willits Healthcare Center) 64 Northbrook Way Willits, CA 95490 Licensee: Ensign Willits LLC Record Owner: James F. Cotter	Cloverdale Healthcare Center 300 Cherry Creek Road Cloverdale, CA 95425 Licensee: Ensign Cloverdale LLC Record Owner: James F. Cotter
Sonoma Healthcare Center 1250 Broadway Sonoma, CA 95476 Licensee: Ensign Sonoma LLC Record Owner: James F. Cotter	Ukiah Convalescent Hospital 1349 South Dora Ukiah, CA 95482 Licensee: Berryman Health, Inc.; Ensign Pleasanton LLC (pending) Record Owner: Ukiah SNF, LLC
Desert Sky Health & Assisted Living Center 5125 N. 58th Avenue Glendale, AZ 85301 Licensee: Glendale Healthcare Associates LLC Record Owner: Sky Holdings AZ LLC	Desert Terrace Nursing and Rehabilitation Center 2409 N. 24th Street Phoenix, AZ 85008 Licensee: 24th Street Healthcare Associates LLC Record Owner: Terrace Holdings AZ LLC
Atlantic Memorial Healthcare Center (fka Akin's Post Acute Rehab Hospital) 2750 Atlantic Avenue Long Beach, CA 90806 Lic'e: Atlantic Memorial Healthcare Associates, Inc. Record Owner: RMA Land, LLC	Shoreline Healthcare Center (fka Eastwood Convalescent Hospital) 4029 East Anaheim Street Long Beach, CA 90804 Licensee: Rose Park Healthcare Associates, Inc. Record Owner: Akin Investments, Inc.
Catalina Care Center 2611 North Warren Ave. Tucson, AZ 85719 Licensee: Presidio Health Associates LLC Record Owner: Presidio Health Associates LLC	Lemon Grove Care & Rehab Center 8351 Broadway Lemon Grove, CA 91945 Licensee: Lemon Grove Health Associates LLC Record Owner: MCS PGCH LLC et al
Rose Villa Healthcare Center 9028 Rose Street Bellflower, CA 90706 Licensee: Bell Villa Care Associates LLC Record Owner: Healthcare Investors, III	Brookfield Care & Rehab Center 9300 Telegraph Rd. Downey, CA 90240 Licensee: Downey Community Care LLC Record Owner: Healthcare Investors, III
Victoria Healthcare Center 340 Victoria Street Costa Mesa, CA 92627 Licensee: Costa Victoria Healthcare LLC Record Owner: Eugene Woods, et al	Palomar Vista Healthcare Center 201 North Fig Street Escondido, CA 92025 Licensee: West Escondido Healthcare LLC Record Owner: Neale A. Perkins
Brookside Healthcare Center 105 Terracina Blvd. Redlands, CA 92373 Licensee: Redbrook Healthcare Associates LLC Record Owner: James F. Cotter	Sea Cliff Healthcare Center 18811 Florida Street Huntington Beach, CA 92648 Licensee: HB Healthcare Associates LLC Record Owner: Huntington Beach Convalescent Hospital Asset Corporation

Coronado Care Center 11411 N. 19th Avenue Phoenix, AZ 85029 Licensee: North Mountain Healthcare LLC Record Owner: Coronado Corporation	East Mesa Care Center 51 South 48th Street Mesa, Arizona 85206 Licensee: Sunland Health Associates LLC Record Owner: LTC Partners VI, L.P.
Waverly Park Healthcare Center 2001 N. Park Avenue Tucson, AZ 85719 Licensee: Park Waverly Healthcare LLC Record Owner: Park Villa Corporation	Vista Knoll Specialized Care Center 2000 Westwood Road Vista, CA 92083 Licensee: Vista Woods Health Associates LLC Record Owner: OHI Asset (CA), LLC
Arroyo Vista Healthcare Center 3022 45th Street San Diego, CA 92105 Licensee: City Heights Health Associates LLC Record Owner: OHI Asset (CA), LLC	Claremont Care Center 219 East Foothill Boulevard Pomona, CA 91768 Lic'ee: Claremont Foothills Health Associates LLC Record Owner: OHI Asset (CA), LLC
Glenwood Care Center 1300 North C Street Oxnard, CA 93030 Licensee: C Street Health Associates LLC Record Owner: Oxnard Investments, L.P.	Victoria Care Center 5445 Everglades Street Ventura, CA 93003 Licensee: Victoria Ventura Healthcare LLC Record Owner: SHP Lexington, LLC
North Mountain Medical & Rehabilitation Center 9155 North 3rd Street Phoenix, AZ 85020 Licensee: Radiant Hills Health Associates LLC Record Owner: Valley Health Holdings LLC	Palm Terrace Rehab & Healthcare Center 24962 Calle Aragon Laguna Woods, CA 92653 Licensee: Gate Three Healthcare LLC Record Owner: Laguna Hills Assisted I L.P.

Schedule 4.15(b)
Census Data as of
1-Nov-04

Facilities - Total Census	Capacity	11/1/2004
Northern Oaks (NO)	96	86
San Antonio (CS)	120	68
Temple (CT)	140	78
The Village (VC)	114	78
Texas(TX)	470	310
Tucson
Catalina (CC)	102	89
Sabino Canyon (SB)	112	86
Waverly Park (WP)	200	120
	414	295
Phoenix
Coronado (CR)	191	152
Desert Sky (DS)	186	149
Desert Sky Assisted (DA)	140	69
Desert Terrace (DT)	108	91
East Mesa (EM)	222	151
Grand Court (GC)	167	143
Greenfields (GF)	141	99
Highland Manor (HM)	107	88
North Mountain (NM)	155	146
Arizona (AZ)	1,417	1,088
Northern California
Cloverdale (CH)	72	62
Park Manor (PM)	79	66
Park View (MT)	122	106
Sonoma (SO)	144	106
Summerfield (SM)	70	64
Ukiah (UK)	57	51
Willits Care (WC)	70	40
N. California/Wash (C2)	614	495
West 1
Atlantic Memorial (AM)	109	85
Bellflower (RV)	53	49
Downey (BF)	70	62
Royal Court (RC)	162	161
Sea Cliff (SE)	123	179
Sea Cliff ALF (SA)	143	60
Shoreline (SL)	75	69
Southland Care (SC)	120	116
Southland Home (SH)	65	59
Whittier Hills (PR)	158	152
West 1 Total Census	1,078	992

West 2
Brookside (BS)	97	88
Claremont Care (CL)	99	97
Glendora (GL)	98	86
Glenwood (GW)	99	96
Panorama Gardens (PG)	151	147
Premier Care (PC)	99	94
Ventura (VI)	188	176
West 2 Total Census	831	784
West 3
Arroyo Vista (AV)	53	49
Lemon Grove (LG)	158	155
Palomar (PV)	74	70
Victoria (VH)	79	75
Vista Knoll (VK)	119	108
West 3 Total Census	483	457
Total	5,307	4,421
Census Change (Prior Monday)		(4)
Census:Less Current Mnth Aqc.		4,570
Census Var: Less Curr Mo Acq		(6)
Census Same Store (2/29/2004)		4,187
Census Var: Same Store (2/29/04)		(6)

Share Ownership 2004-11-10

	Shareholder (share amts reflect 4/04 split)	01 Sh	SOP Sh	Qty#	%
1	Douglas M. Easton	600,000		600,000	7.16%
2	V. Jay Brady	300,000	60,000	360,000	4.29%
3	Gregory K. Stapley	600,000		600,000	7.16%
4	Jutta Fisher	20,000		20,000	0.24%
5	Monte Nyman	20,000		20,000	0.24%
6	Robert L. Millet	20,000		20,000	0.24%
7	Raymon Brown	40,000		40,000	0.48%
8	Val J. Sneddon	20,000		20,000	0.24%
9	John Gurrieri	120,000		120,000	1.43%
10	Alan J. Norman	85,000	52,000	137,000	1.63%
11	Covey C. Christensen	80,000		60,000	0.95%
12	Jason Collette	50,000		50,000	0.60%
13	Andrew L. Johnson	50,000		50,000	0.60%
14	B. Laird Washburn	30,000		30,000	0.36%
15	Thomas A. Maloof	50,000	10,000	60,000	0.72%
16	Gordon Buechs	25,000	26,200	51,200	0.61%
17	Marcus Paxman	2,000		2,000	0.02%
18	Tyler Douglas	2,000	5,000	7,000	0.08%
19	Clayton H. Christensen	20,000	8,000	28,000	0.33%
20	Christie Ann Bohnsack		17,000	17,000	0.20%
21	Charles B. Blalack & Dolores B. Blalack, JTWROS	6,000		6,000	0.07%
22	Karen Ann Blalack & Barry Blackmore, JTWROS	6,000		6,000	0.07%
23	Douglas Millington Blalack & Antoinette Carman BI;	6,000		6,000	0.07%
24	Shirley Johnson	6,000		6,000	0.07%
25	T. Brook Townsend, III Trustee, The T. Brook Tow	24,000		24,000	0.29%
26	Charles Millington Blalack and Boni Buehler Blalack	131,000	10,000	141,000	1.68%
27	Nathan P. Ure		20,000	20,000	0.24%
28	Donnabelle Valido		2,000	2,000	0.02%
29	Gloria Miranda		2,000	2,000	0.02%
30	Julie Thompson		8,000	8,000	0.10%
31	Shirley Thompson		2,000	2,000	0.02%
32	Jim Guschl		10,000	10,000	0.12%
33	Julie Uychiat		2,000	2,000	0.02%
34	Joe B. Sneddon		800	800	0.01%
35	Lisa Matarazzo		9,000	9,000	0.11%
36	Christine A. Jones		8,000	8,000	0.10%
37	Michael C. Dalton		2,000	2,000	0.02%
38	David Sedgwick		13,000	13,000	0.16%
39	Tiffany Allen		4,000	4,000	0.05%
40	Roy E. Christensen and Carol M. Christensen as C	1,980,000		1,980,000	23.62%
41	Kameron Kay Christensen	20,000		20,000	0.24%
42	Christopher R. Christensen	1,980,000		1,980,000	23.62%
43	J. Richard Toolson and E. Louise Toolson as Co-Ti	300,000		300,000	3.58%
44	Andrew Ashton		9,000	9,000	0.11
45	Berit Kuntz-Darby		60,000	60,000	0.72%

46	S. Kendall Young		8,000	8,000	0.10%
47	Cynthia Hopkins		10,000	10,000	0.12%
48	Krista Lynn Mauiri		2,000	2,000	0.02%
49	David Connolly		8,000	8,000	0.10%
50	Antoinette T. Hubenette		10,000	10,000	0.12%
51	Matthew J. Church		8,000	8,000	0.10%
52	Shawn M. Laird		1,000	1,000	0.01%
53	Barbara L. Townsend, Trustee, The Barbara L. Tow	4,000		4.000	0.05%
54	Shirley T. Butterworth, Trustee, The Shirley T. Butt	4,000		4,000	0.05%
55	Kenneth M. Townsend	4,000		4,000	0.05%
56	Richard A. McKay	4,000		4,000	0.05%
57	Stanley W. Lyons and Myril Rosemary Lyons, Trust	2,000		2,000	0.02%
58	David R. Butterworth and Elaine M. Butterworth, JT	2,000		2,000	0.02%
59	Coburn Haskell, Trustee, The Coburn Haskell Rev	1,000		1,000	0.01%
60	Brad Zelden		4,000	4,000	0.05%
61	Michael N. Williams		4,000	4,000	0.05%
62	Dennis L. Carlson		1,000	1,000	0.01%
63	Cory R. Monette		2,000	2,000	0.02%
64	Dennis A. Horsch		1,000	1,000	0.01%
					0.00%
Common Shares Outstanding		6,593,000	399,000	7,013,000
PREFERRED SERIES A SHARES
1	Ensign Group Investments, LLC			1,370,590	16.35%
Preferred Shares Outstanding				1,370,590
10-Nov TOTAL COMMON & PREFERRED OUTSTANDING					8,383,590
Issued & Unexercised Options					231,100
Total					8,614,690
10-Nov 2001 STOCK OPTION PLAN
Options Authorized by Plan				990,000	15% of issued as
Options/Shares Issued				(708,500)
Options Lapsed				78,400
Available for issuance				359,900
Outstanding Options				630,100
Options Exercised				399,000
Options issued/unexercised				231,100

QuickLinks

RECITALS
LIST OF SCHEDULES
SCHEDULES TO AMENDMENT NO. 1 TO AMENDED & RESTATED LOAN AGREEMENT (No. 14)
Second Amendment & Restatement to Loan and Security Agreement (No. 14) Consolidated Schedule 4.15(a)/4.16
Places of Business with Trade Names, Licensee and Record Owner Data (as of November 1, 2004) (See separate Schedule 4.15(b) for Census Data)